NINTH AMENDMENT TO OFFICE LEASE
This NINTH AMENDMENT TO OFFICE LEASE (this “Ninth Amendment”) is entered into and executed on June 24, 2020 (the “Effective Date”), by and between CHIMERIX, INC., a Delaware corporation (“Tenant”), and BRI 1875 MERIDIAN, LLC, a Delaware limited liability company (“Landlord”).
RECITALS
A. Landlord, as successor-in-interest to IVC Meridian TT O, LLC, a Delaware limited liability company, and Tenant are parties to that certain Office Lease dated September 1, 2007 (the “Original Lease”, as amended by that certain First Amendment to Office Lease dated December 19, 2008, that certain Second Amendment to Office Lease dated January 21, 2011, that certain Third Amendment to Office Lease dated March 1, 2012, that certain Fourth Amendment to Office Lease dated February 13, 2013, that certain Fifth Amendment to Office Lease dated July 2, 2014 [the “Fifth Amendment”], that certain Sixth Amendment to Office Lease dated April 28, 2015 [the “Sixth Amendment”], that certain Seventh Amendment to Office Lease dated March 10, 2017, and that certain Eighth Amendment to Office Lease dated July 13, 2017, collectively, the “Lease”) pursuant to which Landlord leases to Tenant the Premises, as defined and more particularly described in the Lease (and sometimes referred to in this Ninth Amendment as the “Ninth Amendment Existing Premises”), containing 24,862 square feet of Rentable Area (“RSF”) and comprised of (i) 6,836 RSF on the first (1st) floor of the Building (as hereinafter defined), known as Suite 100, (ii) 3,537 RSF on the second (2nd) floor of the Building, known as Suite 250 (“Suite 250”), (iii) 3,433 RSF on the third (3rd) floor of the Building, known as Suite 300, and (iv) 11,056 RSF on the third (3rd) floor of the Building, known as Suite 340, all in the building located at 2505 Meridian Parkway, Durham, North Carolina (as defined and more particularly described in the Lease, the “Building”) of the complex of office buildings commonly known as the Meridian Corporate Center.
B.  The Term of the Lease is currently scheduled to expire on February 28, 2021.

C. Tenant desires to surrender that portion of the Ninth Amendment Existing Premises containing 3,537 RSF known as Suite 250 and located on the second (2nd) floor of the Building, as outlined on EXHIBIT A attached hereto (the “Ninth Amendment Surrendered Premises”).
D.  Landlord and Tenant desire to extend the Term of the Lease for a period of sixty-five (65) consecutive months with respect to that certain remaining portion of the Ninth Amendment Existing Premises containing 21,325 RSF and comprised of (i) 6,836 RSF on the first (1st) floor of the Building and known as Suite 100, (ii) 3,433 RSF on the third (3rd) floor of the Building and known as Suite 300, and (iii) 11,056 RSF on the third (3rd) floor of the Building and known as Suite 340, also as outlined on EXHIBIT A attached hereto (collectively, the “Ninth Amendment Remaining Premises”).
AGREEMENT

For good and valuable consideration which the parties acknowledge receiving, Landlord and Tenant hereby agree, and the Lease is amended, as follows:

1. Recitals. The Recitals are confirmed to be true and correct and are incorporated into this Ninth Amendment.
2. Application of Lease Terms. Capitalized terms used in this Ninth Amendment and not defined herein shall have the meanings given to them in the Lease.
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3. Termination of Term as to Surrendered Premises. The Term of the Lease as to the Ninth Amendment Remaining Premises is being extended as set forth in Section 4 below. However, the Term of the Lease as to the Ninth Amendment Surrendered Premises is not being extended, and shall expire at 11:59 p.m. local Durham, North Carolina time on February 28, 2021 (the “Ninth Amendment Surrendered Premises Termination Date”). Base Rent for the Ninth Amendment Surrendered Premises, Tenant’s New Share of Taxes in excess of the Taxes attributable to the Sixth Amendment Base Tax Year for the Ninth Amendment Surrendered Premises, and Tenant’s New Share of Expenses in excess of the Expenses attributable to the Sixth Amendment Base Expense Year for the Ninth Amendment Surrendered Premises, will cease to accrue as of March 1, 2021, and Tenant shall have no further obligations with respect to payment of such Rent for the Ninth Amendment Surrendered Premises; provided, however, that Tenant shall continue to be liable for all of its obligations under the Lease, as amended hereby, arising or accruing on and prior to the Ninth Amendment Surrendered Premises Termination Date in connection with the Ninth Amendment Surrendered Premises, and expiration of the Lease with respect to the Ninth Amendment Surrendered Premises shall not act as a release of Tenant for any such obligations, all of which shall survive the Ninth Amendment Surrendered Premises Termination Date. Effective on and following March 1, 2021, the term “Premises”, as set forth in the Lease and this Ninth Amendment, shall be deemed amended and restated to include only the Ninth Amendment Remaining Premises. On and following March 1, 2021, except as may be otherwise expressly agreed to in writing by Landlord, Tenant and any subtenants or other occupants claiming by, through or under Tenant will have no rights to occupy or use the Ninth Amendment Surrendered Premises, and if Tenant and any subtenants or other occupants claiming by, through or under Tenant fail to vacate all of the Ninth Amendment Surrendered Premises by the Ninth Amendment Surrendered Premises Termination Date in accordance with the terms of the Lease, as amended hereby, such failure will constitute a default by Tenant under the Lease and Tenant will be subject to the holdover provisions of Article 24 of the Original Lease, without limitation or waiver of any other rights or remedies of Landlord. Nothing herein shall be construed as Landlord's consent to any such holdover.
4. Extension of Term. The Term of the Lease is hereby extended as to the Ninth Amendment Remaining Premises for a period of sixty-five (65) consecutive months to begin on March 1, 2021 and to expire at 11:59 p.m. local Durham, North Carolina time on July 31, 2026 (the “Expiration Date”) unless sooner terminated or extended by written agreement of the parties. Except for Tenant’s option to extend set forth in Section 11 of the Sixth Amendment (as amended by Section 12 of this Ninth Amendment), Tenant shall have no right or option to extend or renew the Term beyond the Expiration Date defined above, and any provision of the Lease to the contrary is hereby deleted. All references in the Lease and later references in this Ninth Amendment to the “Term”, the “Additional Premises Term”, the “Extension Period”, the “Second Extension Period”, and the “Third Extension Period” shall mean the Term as extended hereby, and all references in the Lease and later references in this Ninth Amendment to the “Expiration Date” shall mean the Expiration Date as defined above.
5. Base Rent.
(a) Ninth Amendment Existing Premises. Tenant’s obligation to continue to pay Base Rent for the entire Ninth Amendment Existing Premises for the period on and prior to the Ninth Amendment Surrendered Premises Termination Date is unaffected by this Ninth Amendment and shall be governed by the terms and provisions of the Lease.
(b) Ninth Amendment Remaining Premises. Effective on March 1, 2021 and continuing through the Expiration Date, Tenant shall pay Base Rent for the Ninth Amendment Remaining Premises in the following amounts:
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Time Period	Annual Base Rent Rate Per RSF of the Ninth Amendment Remaining Premises	Annualized Base Rent for the Ninth Amendment Remaining Premises	Monthly Base Rent for the Ninth Amendment Remaining Premises
March 1, 2021 through February 28, 2022	$25.00	$533,124.96	$44,427.08*
March 1, 2022 through February 28, 2023	$25.75	$549,118.80	$45,759.90
March 1, 2023 through February 29, 2024	$26.52	$565,539.00	$47,128.25
March 1, 2024 through February 28, 2025	$27.32	$582,599.04	$48,549.92
March 1, 2025 through February 28, 2026	$28.14	$600,085.56	$50,007.13
March 1, 2026 through the Expiration Date (i.e. July 31, 2026)	$28.98	$617,998.56	$51,499.88

Tenant shall pay the above Base Rent for the Ninth Amendment Remaining Premises, and all other Rent and amounts payable by Tenant under the Lease, as amended hereby, for the Ninth Amendment Remaining Premises, at the times and place and in the manner provided in the Lease, as modified by this Ninth Amendment.

*Notwithstanding the foregoing, the five (5) monthly installments of Base Rent for the Ninth Amendment Remaining Premises otherwise coming due on March 1, 2021, April 1, 2021, May 1, 2021, June 1, 2021, and on July 1, 2021 shall be conditionally abated in their entirety. Effective on and following August 1, 2021, Tenant shall make Base Rent payments as otherwise provided in the Lease, as amended hereby. Notwithstanding such abatement of the monthly installments of Base Rent, as set forth above, (a) all other Rent and amounts due under the Lease, as amended hereby, shall be payable as provided in the Lease, as amended hereby, and (b) any increases in Base Rent set forth in the Lease, as amended hereby, shall occur on the dates scheduled therefor.
Abatement of the monthly installments of Base Rent for the Ninth Amendment Remaining Premises, as set forth above, is conditioned upon Tenant’s full and timely performance of its obligations under the Lease, as amended hereby. If Tenant is in Default of the Lease, as amended hereby, then abatement of the monthly installments of Base Rent, as set forth above, shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, as amended hereby, the full amount of all Base Rent herein abated.
6. Tenant’s Share of Taxes; Tenant’s Share of Expenses. Nothing in this Ninth Amendment affects Tenant’s obligation to continue to pay Additional Rent, including, without limitation, Tenant’s New Share of Taxes in excess of the Taxes attributable to the Sixth Amendment Base Tax Year for the Ninth Amendment Existing Premises (as set forth in Section 9.B. of the Sixth Amendment), and Tenant’s New Share of Expenses in excess of the Expenses attributable to the Sixth Amendment Base Expense Year for the Ninth Amendment Existing Premises (as set forth in Section 9.B. of the Sixth Amendment),
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and all other Rent and amounts due under the Lease for the Ninth Amendment Existing Premises on and prior to the Ninth Amendment Surrendered Premises Termination Date. Effective on and following March 1, 2021, Tenant shall continue to pay Additional Rent for the Ninth Amendment Remaining Premises, including, without limitation, Tenant’s Share of Taxes in excess of the Taxes attributable to the Base Tax Year for the Ninth Amendment Remaining Premises, and Tenant’s Share of Expenses in excess of the Expenses attributable to the Base Expense Year for the Ninth Amendment Remaining Premises, and all other Rent and amounts due under the Lease, as amended hereby, for the Ninth Amendment Remaining Premises, at the applicable times and place and in the manner provided in the Lease, as modified by this Ninth Amendment.
7. Tenant’s Share. Nothing in this Ninth Amendment affects Tenant’s New Share (as defined in Section 9.B. of the Sixth Amendment) for the period on and prior to the Ninth Amendment Surrendered Premises Termination Date. Effective on and following March 1, 2021, Tenant’s Share, as defined in Article 30.(Q) of the Original Lease (as amended), or “Tenant’s New Share”, for the Ninth Amendment Remaining Premises shall be modified to mean 49.94%, such being calculated by dividing the deemed rentable area of the Ninth Amendment Remaining Premises (i.e. 21,325 RSF) by the deemed rentable area of the Building (i.e. 42,705 RSF), and expressing the fraction as a percentage, but subject to any future expansions or contractions of the Ninth Amendment Remaining Premises and/or the Building.
8. Base Tax Year; Base Expense Year. Effective on and following March 1, 2021, (i) the Base Tax Year, as defined in Section 1.H. of the Original Lease (as amended), shall mean the calendar year 2021, and (ii) the Base Expense Year, as defined in Section 1.H. of the Original Lease (as amended), shall mean the calendar year 2021.
9. Controllable Expenses. Effective on March 1, 2021 and continuing through the Expiration Date, for purposes of calculating Tenant’s Share of Expenses for each calendar year following the Base Expense Year, the maximum increase (the “Controllable Expense Cap”) in the amount of Controllable Expenses (defined below) that may be included in calculating Expenses for each calendar year following the Base Expense Year shall be limited to five percent (5%) per year on a compounded and ongoing basis. To illustrate the compounding nature of the Controllable Expense Cap on Expenses, the maximum amount of Controllable Expenses that may be included in Expenses for each calendar year following the Base Expense Year shall equal the product of the total Controllable Expenses for the Base Expense Year and the following percentages for the following calendar years: 105% for 2022; 110.25% for 2023; 115.76% for 2024; 121.55% for 2025, etc. (without regard to what was actually incurred and subject to the remaining terms of this Section 9). As used herein, “Controllable Expenses” shall mean all Expenses (after the grossup adjustment set forth in Article 3.E. of the Original Lease) that are within the reasonable control of Landlord; thus, excluding Taxes, costs of utilities, Utility Costs, costs of insurance, any employment costs based upon the minimum wage (including benefits), any costs Landlord is required to incur to comply with any rule, code, law, regulation, or ordinance adopted or promulgated after the Effective Date hereof (or new or different interpretations of any of the foregoing adopted or promulgated after the Effective Date hereof) of any governmental authority or agency, any expense increase arising from the unionization of any service rendered to the Building or the Property, snow removal, and any other costs beyond the reasonable control of Landlord. As used herein, “ongoing basis” means that, if actual Controllable Expenses increase by more than the Controllable Expense Cap amount for any given year, Landlord may carry over to the following years any such amounts by which actual Controllable Expenses exceeded the Controllable Expense Cap in such prior year(s), but only to the extent that they do not cause an exceedance of the Controllable Expense Cap in any of the following years.

10. Reduction in Parking. Effective on and following March 1, 2021, Tenant shall have the right to use Tenant’s Share (i.e. 49.94%) of the total number of unassigned parking spaces in in the
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Parking Facility, subject and pursuant to the terms and conditions of the Lease, including, without limitation, Section (24) of Exhibit “B” attached to the Original Lease.
11. Cancellation of Right of First Offer. Tenant’s right of first offer set forth in Section 9 of the Fifth Amendment (as amended by Section 14 of the Sixth Amendment) is hereby deleted in its entirety and of no further force or effect.
12. Cancellation of Option to Lease Must-Take Space. Tenant’s option to lease the Must-Take Space, as set forth in Section 10 of the Sixth Amendment (as amended by Section 14 of the Sixth Amendment), is hereby deleted in its entirety and of no further force or effect.
13. Extension Option. During the Term, as same is extended by this Ninth Amendment, Tenant shall continue to have one (1) option to extend the Term for a period of five (5) years pursuant to the terms and conditions of Section 11 of the Sixth Amendment; provided, however, that all references therein to the “Sixth Extension Period” are hereby replaced with the “Extension Period”.
14. Cancellation of Other Options. Except as otherwise ratified or expressly granted in this Ninth Amendment, all options of Tenant set forth in the Lease to terminate the Lease, extend or renew the Term of the Lease, or to expand or contract the RSF of the Premises (whether expansion options, surrender options, termination options, rights of refusal, rights of offer, or other similar rights) are hereby deleted in their entirety and of no further force or effect.
15. Refurbishment Allowance. Tenant currently occupies the Ninth Amendment Remaining Premises, and Tenant shall be deemed to have accepted the Ninth Amendment Remaining Premises for the Term, as same is extended by this Ninth Amendment, in its “AS IS – WHERE IS, WITH ALL FAULTS” condition on and following the Effective Date of this Ninth Amendment, without any representations or warranties as to the condition of the Ninth Amendment Remaining Premises made by Landlord or relied on by Tenant. Except for Landlord’s repair and maintenance obligations as expressly set forth in the Lease, and except for Landlord’s funding of the Refurbishment Allowance pursuant to the provisions of EXHIBIT B attached hereto (the “Ninth Amendment Work Letter”), Landlord has no obligations to make, or contribute to the costs of, any modifications, alterations or improvements to the Ninth Amendment Surrendered Premises, Ninth Amendment Remaining Premises, or the Building, and any improvements to the Ninth Amendment Existing Premises shall be at Tenant’s sole cost.
16. Landlord’s Notice Address. Landlord’s address for notice, as set forth in Section 1.M. of the Original Lease, is hereby modified to read in its entirety:
Accesso Partners LLC
400 Interstate North Parkway, Suite 1250
Atlanta, Georgia 30339
Attn: Asset Manager

With a copy to:
Accesso Services LLC
2525 Meridian Parkway, Suite 55
Durham, NC 27713
Attn:  Property Manager

17. Landlord’s Payment Address. Landlord’s address for payments under the Lease, as set forth in Section 1.O. of the Original Lease, is as follows:
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If sent by regular mail:
BRI 1875 Meridian, LLC
P.O. Box 714802
Cincinnati, OH 45271-4802
        If sent via Overnight mail:
         Attn: Wholesale Lockbox # (714802)
BRI 1875 Meridian LLC
895 Central Ave, Suite 600
Cincinnati, OH 45202
        If sent by wire transfer or ACH:
Beneficiary: BRI 1875 Meridian LLC LB FBO JP Morgan Chase Bank NA, as mortgagee
Account Number:  329681280825
Routing Number: 021300077
Bank Name: KeyBank
18. Brokers. Tenant represents that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Ninth Amendment other than Foundry Commercial (“Landlord’s Broker”), whose rights to a commission to be paid by Landlord are governed by a separate written agreement with Landlord, and Davis Moore (“Tenant’s Broker”), whose rights to a commission to be paid by Landlord are also governed by a separate written agreement with Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs, expenses or liabilities, including reasonable attorneys’ fees, for commissions or other compensation claimed by any broker or agent other than Landlord’s Broker and Tenant’s Broker with regard to this Ninth Amendment as a result of any dealings with Tenant or claiming by or through Tenant.
19. Representations. As of the Effective Date of this Ninth Amendment, Tenant hereby represents and warrants to Landlord the following, all of which shall survive the expiration or termination of the Lease: (i) Tenant is the sole legal and equitable owner of the leasehold estate of the “Tenant” under the Lease and is the only occupant of the Ninth Amendment Existing Premises other than the approved subtenant occupying Suite 250 on the Effective Date hereof; (ii) Tenant has not previously assigned or transferred any interest in the Lease (other than as security for any indebtedness) or sublet the Ninth Amendment Existing Premises or any portion thereof; and (iii) Tenant has full power and authority to execute and deliver this Ninth Amendment.
20. Counterpart Execution. This Ninth Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one instrument, but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. Executed counterparts of this Ninth Amendment may be exchanged by electronic mail, which executed counterparts shall serve as originals for all purposes.
21. No Default. Tenant acknowledges that as of the Effective Date of this Ninth Amendment, to its actual knowledge, Landlord has performed all of its obligations under the Lease, Landlord is not in default under the Lease, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or relating thereto.
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22. Intentionally Omitted.
23. Ratification. As amended hereby, the Lease is hereby ratified and confirmed by each party as being in full force and effect. Each party agrees that, as amended hereby, the Lease is the binding and enforceable obligation of such party. To the extent of any conflict or inconsistency between this Ninth Amendment and the Lease, the terms of this Ninth Amendment shall govern and control to the extent of such conflict or inconsistency. Nothing in this Ninth Amendment shall be deemed a waiver or release of any unperformed obligations of Tenant under the Lease, including, without limitation, any delinquent rentals payable by Tenant. References in the Lease and this Ninth Amendment to “this Lease”, “the Lease” or similar shall be a reference to the Lease as amended from time to time, including by this Ninth Amendment.
24. Confidentiality. Tenant will keep confidential (a) the terms of this Ninth Amendment, and (b) all negotiations and communications with Landlord and its representatives in connection with this Ninth Amendment (collectively, “Confidential Information”), and Tenant will not disclose or make available any Confidential Information to any other tenant in the Building or to any other person or entity, except (i) to Tenant’s accountants, brokers, attorneys, and other agents for the sole purpose of providing advice to Tenant in connection with the Confidential Information and who agree to preserve the confidential nature of same, or (ii) as required by law.
25. Attorneys’ Fees. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Ninth Amendment (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party will be entitled to recover from the other reasonable attorneys’ fees, court costs and expenses incurred in such action.
26. Entire Agreement. This Ninth Amendment, including any exhibits attached hereto and any agreements referenced herein or therein, is deemed fully integrated and contains the entire agreement of the parties hereto with respect to the matters covered thereby, and other than as set forth in the Lease (and any related guaranty) which, as amended hereby is incorporated herein, no other agreement, statement or promise made by any party hereto or by any employee or agent of any party hereto, which is not contained herein, shall be binding or valid. All prior or contemporaneous agreements or writings between or among the parties are specifically merged into this Ninth Amendment. This Ninth Amendment may not be amended, modified or supplemented except by written instrument fully executed and delivered by Landlord and Tenant.
27. Execution and Delivery of Ninth Amendment. This Ninth Amendment shall not be effective, and Tenant shall have no rights or obligations hereunder, unless and until this Ninth Amendment has been executed by both Landlord and Tenant, and a copy of such fully-executed Ninth Amendment has been received by both Landlord and Tenant.
28. Exhibits. The following exhibits are attached to this Ninth Amendment and incorporated herein by reference:
EXHIBIT A: Outline of Ninth Amendment Surrendered Premises and Ninth Amendment Remaining Premises
        EXHIBIT B: Ninth Amendment Work Letter

(Signatures on following page)

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Landlord and Tenant have executed and delivered this Ninth Amendment to Office Lease effective as of the Effective Date.

LANDLORD:

BRI 1875 MERIDIAN, LLC,
a Delaware limited liability company

By: /s/ Mark Yacovetta
Name: Mark Yacovetta
Title: Director

TENANT:

CHIMERIX, INC.,
a Delaware corporation

By: /s/ Mike Sherman
Name: Mike Sherman
Title: CEO

Signature Page

EXHIBIT A

OUTLINE OF NINTH AMENDMENT SURRENDERED PREMISES AND NINTH AMENDMENT REMAINING PREMISES

Exhibit A – Page 1

Exhibit A – Page 2

Exhibit A – Page 3

EXHIBIT B
NINTH AMENDMENT WORK LETTER
Subject to the terms and conditions of this Ninth Amendment Work Letter and Article 9 of the Original Lease, Landlord will provide Tenant with the Refurbishment Allowance (as hereinafter defined) to be used towards Refurbishment Costs (as hereinafter defined) incurred and paid for by Tenant for refurbishments and leasehold improvements performed by Tenant in the Ninth Amendment Remaining Premises that are approved in advance in writing by Landlord (the “Refurbishments”).  The “Refurbishment Allowance” means an amount of up to TEN AND NO/100 DOLLARS ($10.00) per RSF in the Ninth Amendment Remaining Premises (i.e. up to $213,250, based on 21,325 RSF in the Ninth Amendment Remaining Premises). Tenant’s obligations under the Lease, as amended hereby (including, without limitation, Tenant’s obligation to pay Rent), are not conditioned on the substantial completion of the Refurbishments by any particular time.
Any and all Refurbishments desired to be performed by Tenant require Landlord’s prior written approval and consent, which shall not be unreasonably withheld, conditioned, or delayed, and all Refurbishments shall be performed in accordance with all applicable laws and codes.  “Refurbishment Costs” mean, and shall be limited to, the costs incurred by Tenant for (i) the cost of all labor and materials and supplies incurred for the Refurbishments, and (ii) the cost of all contractor, architectural, engineering and design fees (including the costs incurred in connection with the preparation of any preliminary and final plans and construction documents) for the Refurbishments.  Prior to commencement of construction of any Refurbishments, Tenant shall provide to Landlord detailed plans of such Refurbishments, including all architectural, mechanical and electrical working drawings (if applicable), prepared by licensed architects and professionals, and a construction budget for such Refurbishments detailing estimated Refurbishment Costs for such Refurbishments and a completion schedule.  In connection with the Refurbishments, Tenant shall pay to Landlord a construction management fee in the amount of five percent (5%) of the total of all Refurbishment Costs (the “CM Fee”), which CM Fee shall be paid for from the Refurbishment Allowance; provided, however, that such CM Fee shall not be applicable to any Refurbishment Costs incurred by Tenant solely in connection with (A) the acquisition and installation of carpet in the Premises, and/or (B) any painting of the Premises.  From time to time, but in no event more than once monthly, Tenant may submit requests to Landlord for reimbursement to Tenant for Refurbishment Costs paid by Tenant up to the then-available balance of the Refurbishment Allowance, such to be accompanied by invoices reflecting such costs and evidence of payment, including lien waivers, and such other documentation and evidence of payment as Landlord may reasonably require as a condition to reimbursement through the Refurbishment Allowance.  Subject to the foregoing, Landlord shall disburse the requested amount to Tenant equal to the lesser of (a) the amount requested for disbursement, or (b) the then-available balance of the Refurbishment Allowance, within forty-five (45) days after receipt of Tenant’s request (which must include all of the requirements set forth above) and provided that Landlord shall make disbursements of the Refurbishment Allowance only for Refurbishment Costs.  Landlord shall not be obligated to make any disbursement of the Refurbishment Allowance during the pendency of any of the following:  (1) Landlord has received written notice of any unpaid claims relating to any portion of any Refurbishments or other work by Tenant in the Ninth Amendment Remaining Premises or the Building, other than claims which will be paid in full from such disbursement or claims disputed by Tenant that are bonded or otherwise secured to Landlord’s reasonable satisfaction, (2) there is an unbonded lien outstanding against the Building, the Ninth Amendment Remaining Premises, or Tenant’s interest therein by reason of Refurbishments done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to the Ninth Amendment Remaining Premises or the Building in connection with the Refurbishments, (3) the conditions to the reimbursement are not satisfied, or (4) a Default by Tenant exists under the Lease, as amended hereby.  Except as expressly provided in this Ninth Amendment Work Letter, Tenant shall be solely responsible for all Refurbishment Costs.
Exhibit B – Page 1

Landlord’s agreement herein with respect to the performance of the Refurbishments and the Refurbishment Allowance is without limitation or waiver of the terms and conditions of Article 9 of the Original Lease, and except to the extent of any express conflict with this Ninth Amendment Work Letter, in which event this Ninth Amendment Work Letter shall govern, any Refurbishments performed by Tenant in the Ninth Amendment Remaining Premises, whether or not the cost of which may be reimbursed in whole or in part through the Refurbishment Allowance, are subject to all of the terms and conditions of Article 9 of the Original Lease and Tenant’s strict compliance therewith (except to the extent of any express conflict with this Ninth Amendment Work Letter, in which event this Ninth Amendment Work Letter shall govern) and, in addition, are subject to compliance with all of the Building’s rules and regulations in connection with contractors and contracted services in the Building, including contractor insurance requirements.   Landlord shall be entitled to inspect the Refurbishments as they are constructed and when completed.

Tenant must obtain all permits, certificates, and other governmental approvals which are necessary for the construction of any Refurbishments.  Prior to the start of construction of any Refurbishments, Tenant shall provide to Landlord the name and address of each contractor and subcontractor which Tenant intends to employ to perform such Refurbishments, and the contractors or subcontractors shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Prior to the start of construction of any Refurbishments, Tenant shall deliver to Landlord a certificate of insurance from each contractor and subcontractor, stating insurance coverages and with such insurers as shall be approved by Landlord.

If (i) there exists no Default by Tenant under the Lease, as amended hereby, and (ii) there remains an unused portion of the Refurbishment Allowance after payment of all Refurbishment Costs, then upon Tenant’s written request given to Landlord no later than the date that is eighteen (18) months from and after the Effective Date of this Ninth Amendment, such unused portion of the Refurbishment Allowance, but not more than an amount equal to FIVE AND NO/100 DOLLARS ($5.00) per RSF in the Ninth Amendment Remaining Premises (i.e. up to $106,625, based on 21,325 RSF in the Ninth Amendment Remaining Premises), shall be applied by Landlord against Base Rent next coming due under the Lease, as amended hereby (but not towards any other Rent). Notwithstanding anything contained in the Lease or this Ninth Amendment to the contrary, if on the date that is eighteen (18) months from and after the Effective Date of this Ninth Amendment, there remains any unfunded balance of the Refurbishment Allowance not then subject to a pending application for reimbursement of Refurbishment Costs, or application towards Base Rent pursuant to the provisions of this paragraph, then Landlord shall have no further obligation to disburse such balance and Tenant shall have no further rights thereto.

Exhibit B – Page 2